UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 21 January 2000
                                                       ----------------




                                        Air Products and Chemicals, Inc.
                                --------------------------------------------------
                                (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 5. Other Events.
---------------------

The registrant reported income from operations of $121 million, or diluted earnings per share of 56 cents, for the first quarter ended December 31, 1999. This excludes an after-tax charge of $71 million, or 33 cents per share, primarily related to accounting charges recorded on purchased option and forward exchange contracts entered into to hedge the currency exposure of the BOC acquisition. The accompanying footnotes contain a full explanation of the accounting treatment. Income from operations was up three percent compared to last year's $118 million, or 55 cents per share on a diluted basis. Sales of $1.3 billion were down about one percent compared to the same period last year. The following discussion excludes the disclosed special items.

In reviewing the quarter, Air Products Chairman H. A. Wagner said, "Our gases team delivered strong performance worldwide, overcoming the substantial decline we anticipated in the equipment business. Faced with considerable raw material cost pressure, our chemicals group achieved encouraging results also, mainly due to significant volume growth. The volume momentum we saw this quarter, combined with the capacity we have in place, should provide extensive operating leverage going forward."

Industrial gas sales increased four percent, operating income increased 11 percent, and the worldwide gases operating margin increased to 19.6 percent mainly because of strong performance in the electronics segment and in Asia. Specialty gas sales increased more than 20 percent, while the wholly-owned Schumacher unit's sales of electronic chemicals and equipment were up more than 60 percent compared to the prior year. Asian profits grew as volumes increased by more than 20 percent and from the consolidation of some joint ventures that are now wholly-owned. Gases equity affiliates' income was up significantly due to strong performance.

Chemicals sales were up eight percent on strong volume across all businesses. Operating income fell two percent as the favorable volume impact was more than offset by higher raw material prices in the polymers division, some price declines, and costs associated with a plant turn. The Company has announced price increases on select products to recover its raw material cost increases. Additionally, Goldman, Sachs & Co. has been engaged to help assess strategic alternatives for the polyvinyl alcohol business.

As expected, Equipment reported lower sales and operating income due to reduced business activity. Operating income fell $24 million, or approximately seven cents per share, to $1 million.

Mr. Wagner concluded by saying, "Our employees' strategic focus and execution have strengthened the competitive positions of our businesses, and their hard work is reflected in these results. At the start of the year, we projected earnings growth of approximately 10 percent before the impact of the BOC transaction. Given our performance this quarter, we have increased confidence in our ability to achieve that target."

***NOTE: The forward-looking statements contained in this document are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Important risk factors and uncertainties include the impact of worldwide economic growth, pricing of both the Company's products and raw materials such as electricity, customer outages and customer demand, and other factors resulting from fluctuations in interest rates and foreign currencies, the impact of competitive products and pricing, success of cost control programs, and the impact of tax and other legislation and other regulations in the jurisdictions in which the Company and its affiliates operate.

Factors that might cause forward-looking statements related to the BOC acquisition to differ materially from actual results include, among other things, requirements or delays imposed by regulatory authorities to permit the transaction to be consummated; unanticipated tax and other costs in separating the ownership of BOC's businesses and assets; ability to amortize goodwill over 40 years; overall economic and business conditions; demand for the goods and services of Air Products, BOC or their respective affiliates; competitive factors in the industries in which each of them competes; changes in government regulation; success of implementing synergies and other cost reduction programs; the timing, impact and other uncertainties of future acquisitions or combinations within relevant industries; fluctuations in interest rates and foreign currencies, and the price at which Air Products would issue additional equity; and the impact of tax and other legislation and other regulations in the jurisdictions in which Air Products, BOC and their respective affiliates operate.***

Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


(Millions of dollars, except per share)
---------------------------------------------------------------------------
                                             Three Months Ended
                                                31 December
                                          1999               1998
---------------------------------------------------------------------------
Sales                                   $1,264.4           $1,274.6
---------------------------------------------------------------------------

Net Income:
     As reported                           $50.6(a)          $126.4(b)
     Exclusive of special items           $121.2             $117.9
---------------------------------------------------------------------------

Basic Earnings Per Share:
     As reported                             $.24(a)            $.60(b)
     Exclusive of special items              $.57               $.56
---------------------------------------------------------------------------

Diluted Earnings Per Share:
     As reported                             $.23(a)            $.59(b)
     Exclusive of special items              $.56               $.55
---------------------------------------------------------------------------

Operating Return on Net Assets (c)          10.0%              12.0%

Capital Expenditures                      $404.8             $245.4(d)

Depreciation                              $131.7             $127.8
---------------------------------------------------------------------------

(a) Includes an after-tax charge of $70.6 million, or $.33 per share, for costs related to the BOC acquisition. This amount consists primarily of accounting charges recorded on purchased option and forward exchange contracts entered into to hedge the currency exposure of the BOC acquisition.

(b) Includes an after-tax gain of $21.4 million, or $.10 per share, related to the formation of Air Products Polymers and an after-tax charge of $12.9 million, or $.06 per share, related to a global cost reduction plan.

(c) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates. The ORONA calculation for the three months ended 31 December 1998 excludes
     $20.3 million in charges related to a global cost reduction plan.

(d) Excludes the Company's contribution of $121.4 million of assets to the Air Products Polymers venture.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)

(Millions of dollars, except per share)
-----------------------------------------------------------------------------------------
                                                               Three Months Ended
                                                                  31 December
                                                             1999             1998
-----------------------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                                                       $1,264.4        $1,274.6
Other income (expense), net                                      6.8             4.9
-----------------------------------------------------------------------------------------
                                                             1,271.2         1,279.5
-----------------------------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales                                                  877.1           875.6
Selling and administrative                                     167.8           183.2
Research and development                                        30.1            31.7
-----------------------------------------------------------------------------------------
OPERATING INCOME                                               196.2           189.0
Income from equity affiliates, net of                           20.3             9.8
   related expenses
Net gain on formation of polymer venture                        --              31.2
Loss on currency hedges related to BOC                         113.2            --
   transaction and preacquisition expenses
Interest expense                                                41.3            40.4
-----------------------------------------------------------------------------------------
INCOME BEFORE TAXES AND MINORITY INTEREST                       62.0           189.6
Income taxes                                                     9.1            59.9
Minority interest (a)                                            2.3             3.3
-----------------------------------------------------------------------------------------
NET INCOME                                                     $50.6          $126.4
=========================================================================================
BASIC EARNINGS PER COMMON SHARE                                  $.24            $.60
-----------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE                                $.23            $.59
-----------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES (in millions)         213.2           211.4
-----------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON                   215.5           215.4
    EQUIVALENT SHARES (in millions) (b)
-----------------------------------------------------------------------------------------
DIVIDENDS DECLARED PER COMMON SHARE - Cash                       $.18            $.17
-----------------------------------------------------------------------------------------

(a)  Minority interest primarily includes before-tax amounts.

(b) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
(Millions of dollars)
------------------------------------------------------------------------------
                                                        31 December
                ASSETS                              1999            1998
------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                 $79.5          $57.8
Trade receivables, less allowances for              921.5          886.1
 doubtful accounts
Inventories                                         430.5          452.1
Contracts in progress, less progress                 95.9          136.6
 billings
Other current assets                                335.7          129.2
------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                              1,863.1        1,661.8
------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES           492.5          440.8
 TO EQUITY AFFILIATES
OTHER INVESTMENTS AND ADVANCES                       38.9           24.5
PLANT AND EQUIPMENT, at cost                     10,381.5        9,687.2
Less - Accumulated depreciation                   5,055.5        4,793.5
------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                          5,326.0        4,893.7
------------------------------------------------------------------------------
GOODWILL                                            339.0          346.4
OTHER NONCURRENT ASSETS                             455.4          351.7
------------------------------------------------------------------------------
TOTAL ASSETS                                     $8,514.9       $7,718.9
==============================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                          $554.8         $480.4
Accrued liabilities                                 494.5          269.6
Accrued income taxes                                 61.5           54.3
Short-term borrowings                               763.7          252.7
Current portion of long-term debt                   321.0          310.1
------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                         2,195.5        1,367.1
------------------------------------------------------------------------------
LONG-TERM DEBT                                    2,010.3        2,123.2
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES      505.8          605.2
DEFERRED INCOME TAXES                               745.7          733.9
------------------------------------------------------------------------------
TOTAL LIABILITIES                                 5,457.3        4,829.4
------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES          128.3          117.0
------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Common stock, par value $1 per share                249.4          249.4
Capital in excess of par value                      342.4          331.1
Retained earnings                                 3,714.0        3,490.5
Accumulated other comprehensive income             (323.2)        (203.3)
Treasury Stock, at cost                            (681.6)        (681.6)
Shares in trust                                    (371.7)        (413.6)
------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                        2,929.3        2,772.5
------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $8,514.9       $7,718.9
==============================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                   (Unaudited)

(Millions of dollars)
------------------------------------------------------------------------------------
                                                         Three Months Ended
                                                            31 December
                                                        1999           1998
------------------------------------------------------------------------------------
NET INCOME                                            $50.6              $126.4
------------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME, net of tax

Foreign currency translation adjustments              (44.8)               24.3

Unrealized gains (losses) on investments:
 Unrealized holding gains (losses) arising during      (4.0)                3.9
   the period
 Less:  reclassification adjustment for gains            --                  --
   included in net income
------------------------------------------------------------------------------------
Net unrealized gains (losses) on investments           (4.0)                3.9
------------------------------------------------------------------------------------
TOTAL OTHER COMPREHENSIVE INCOME                      (48.8)               28.2
------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                   $1.8              $154.6
====================================================================================


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                             CONSOLIDATED CASH FLOWS
                                   (Unaudited)
(Millions of dollars)
----------------------------------------------------------------------------------------
                                                                   Three Months Ended
                                                                      31 December
                                                                  1999           1998
----------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income                                                         $50.6        $126.4
Adjustments to reconcile income to cash provided
 by operating activities:
 Depreciation                                                      131.7         127.8
 Deferred income taxes                                               3.2          21.4
 Gain on formation of polymer venture                                 --         (31.2)
 (Gain) loss on currency options related to BOC                    109.3            --
    transaction
 Undistributed (earnings) of unconsolidated                        (13.2)          6.7
    affiliates
 (Gain) loss on sale of assets and investments                      (4.4)           .5
 Other                                                             (10.2)         58.5
 Working capital changes that provided (used) cash,
    net of effects of acquisitions:
      Trade receivables                                            (27.9)          6.7
      Other receivables                                            (42.8)         45.5
      Inventories and contracts in progress                        (20.5)        (47.5)
      Payables, trade and other                                     43.8           2.1
      Accrued liabilities                                           36.2         (73.5)
      Accrued income taxes                                          (7.3)         23.7
      Other                                                           .3           6.0
-----------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                              248.8         273.1
-----------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Additions to plant and equipment                                  (194.4)       (189.5)
Acquisitions, less cash acquired                                  (162.7)         (4.6)
Investment in and advances to unconsolidated                       (16.0)        (50.4)
  affiliates
Proceeds from sale of assets and investments                        16.1          17.3
Other                                                              (13.7)         14.7
-----------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                                (370.7)       (212.5)
-----------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Long-term debt proceeds                                              4.2            .8
Payments on long-term debt                                        (161.6)          4.2
Net increase (decrease) in commercial paper                        290.6         (16.1)
Net increase (decrease) in other short-term borrowings              44.7          (1.2)
Dividends paid to shareholders                                     (38.4)        (36.0)
Purchase of Treasury Stock                                            --         (24.6)
Other                                                                 .3           7.6
-----------------------------------------------------------------------------------------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                   139.8         (65.3)
-----------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                               --           1.0
Increase in Cash and Cash Items                                     17.9          (3.7)
Cash and Cash Items - Beginning of Year                             61.6          61.5
-----------------------------------------------------------------------------------------
Cash and Cash Items - End of Period                                $79.5         $57.8
=========================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In July 1999, Air Products and L'Air Liquide S.A. ("Air Liquide") of France agreed to the terms of a recommended offer under which they would acquire BOC, the leading British industrial gases company, for UK (pound sterling) 14.60 per share in cash, or a total of approximately UK (pound sterling) 7.2 billion.
Air Products has a UK (pound sterling) 3,950.0 million credit agreement to provide backup for commercial paper or direct funding for its 50% share of the offer price. Fees incurred to secure this credit agreement have been deferred and will be amortized on a straight-line basis over the term of the related debt. The offer will formally commence in the United Kingdom and the United States upon receipt of the necessary regulatory clearances, which are expected in the first quarter of calendar year 2000. The Company expects the transaction will be included in the Company's financial results for approximately six months of fiscal 2000. Due to the joint control with Air Liquide, the operations will initially be accounted for under the equity method. As the Company gains control and ownership of approximately one-half of the BOC assets expected to be allocated to it, the operations will be accounted for as consolidated entities. Excluding transaction and integration charges, the impact of the transaction should be modestly accretive to earnings per share before goodwill amortization, and approximately 10% dilutive to reported earnings per share after goodwill amortization. Air Products has filed a Form 8-K on 13 July 1999 with the United States Securities and Exchange Commission which provides additional details of this transaction.

The results for the three months ended 31 December 1999 include a charge of $113.2 million ($70.6 million after-tax, or $.33 per share) for costs related to the BOC acquisition. Of this amount, $109.3 million ($68.2 million after-tax, or $.32 per share) of accounting charges were recorded on purchased currency option and forward exchange contracts entered into to hedge the currency exposure of the BOC acquisition. The remaining charge of $3.9 million ($2.4 million after-tax, or $.01 per share) consists of preacquisition expenses including $2.4 million of credit facility fees.

As of 31 December 1999, the Company has entered into purchased currency option contracts and forward exchange contracts for approximately UK (pound sterling)
1.8 billion and UK(pound sterling) 1.5 billion on an after-tax basis, respectively. The net impact of the contracts entered into as of 31 December 1999 (after adjusting for the tax impact of the hedge placed) is that the Company has effectively hedged 100% of the currency exposure related to the purchase of BOC shares. Gains and losses associated with changes in the market value of these contracts are recorded currently in earnings since hedge accounting may not be applied to instruments which are used to hedge the currency exposure of a business combination.

The results for the three months ended 31 December 1998 include a net gain of $31.2 million ($21.4 million after-tax, or $.10 per share) related to the formation of Air Products Polymers (a 65% majority owned venture with Wacker-Chemie GmbH). The gain was partially offset by costs related to an emulsions facility shutdown not included in the joint venture and for costs related to indemnities provided by Air Products to the venture.

In December 1998, the Company committed to a global cost reduction plan. The plan included a staffing reduction of 206 employees in the areas of manufacturing, distribution and overhead. $20.3 million ($12.9 million after-tax, or $.06 per share) related to employee termination benefits was charged to expense in the fiscal quarter ended 31 December 1998. The final expense and number of positions eliminated is essentially as planned. The charges to cost of sales, selling and administrative, and research and development were $9.9 million, $9.3 million and $1.1 million, respectively.


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

Business segment information is shown below:

(Millions of dollars)
-----------------------------------------------------------------------------------------------------
                                                                      Three Months Ended
                                                                         31 December
                                                                   1999               1998
-----------------------------------------------------------------------------------------------------
Revenues from external customers
  Gases                                                           $780.6              $753.3
  Equipment                                                         50.6               119.5
  Chemicals                                                        433.2               401.8
-----------------------------------------------------------------------------------------------------
  Segment Totals                                                 1,264.4             1,274.6
-----------------------------------------------------------------------------------------------------
  Consolidated Totals                                           $1,264.4            $1,274.6
-----------------------------------------------------------------------------------------------------

Operating income
  Gases                                                           $153.3              $121.5(a)
  Equipment                                                          1.2                22.8(a)
  Chemicals                                                         51.6                50.8(a)
-----------------------------------------------------------------------------------------------------
  Segment Totals                                                   206.1               195.1
-----------------------------------------------------------------------------------------------------
  Corporate research and development and other                      (9.9)               (6.1)(a)
   income/(expense)
-----------------------------------------------------------------------------------------------------
  Consolidated Totals                                             $196.2              $189.0
-----------------------------------------------------------------------------------------------------

Operating income (excluding special items)
  Gases                                                           $153.3              $137.8
  Equipment                                                          1.2                24.7
  Chemicals                                                         51.6                52.4
-----------------------------------------------------------------------------------------------------
  Segment Totals                                                   206.1               214.9
-----------------------------------------------------------------------------------------------------
  Corporate research and development and other                      (9.9)               (5.6)
  income/(expense)
-----------------------------------------------------------------------------------------------------
  Consolidated Totals                                             $196.2              $209.3
-----------------------------------------------------------------------------------------------------

Equity affiliates' income
  Gases                                                            $16.4                $6.7
  Equipment                                                           .3                  .5
  Chemicals                                                          3.6                 2.1
  Other                                                               --                  .5
-----------------------------------------------------------------------------------------------------
  Segment Totals                                                    20.3                 9.8
-----------------------------------------------------------------------------------------------------
  Consolidated Totals                                              $20.3                $9.8
-----------------------------------------------------------------------------------------------------


                                       11

Total assets
  Gases                                                           $6,203.8          $5,506.4
  Equipment                                                          252.7             299.6
  Chemicals                                                        1,689.5           1,712.7
-----------------------------------------------------------------------------------------------------
  Segment Totals                                                   8,146.0           7,518.7
-----------------------------------------------------------------------------------------------------
  Corporate assets                                                   368.9             200.2
-----------------------------------------------------------------------------------------------------
  Consolidated Totals                                             $8,514.9          $7,718.9
-----------------------------------------------------------------------------------------------------

ORONA
  Gases                                                               10.5%             11.2%
  Equipment                                                            4.9%             24.9%
  Chemicals                                                           12.5%             15.8%
-----------------------------------------------------------------------------------------------------
  Segment Totals                                                      10.8%             12.8%
-----------------------------------------------------------------------------------------------------
  Consolidated Totals                                                 10.0%             12.0%
-----------------------------------------------------------------------------------------------------

(a) The results for the three months ended 31 December 1998 include the cost reduction charge in Gases ($16.3 million), Equipment ($1.9 million), Chemicals ($1.6 million), and Corporate ($.5 million).


A reconciliation of total segment operating income to consolidated income before income taxes and minority interest is as follows:


(Millions of dollars)
------------------------------------------------------------------------------------------
                                                              Three Months Ended
                                                                   December
                                                           1999              1998
------------------------------------------------------------------------------------------
Total segment operating income                             $206.1            $195.1
Corporate research and development and other                 (9.9)             (6.1)
income/(expense)
------------------------------------------------------------------------------------------
Consolidated operating income                               196.2             189.0
------------------------------------------------------------------------------------------
Segment equity affiliates' income                            20.3               9.8
Gain on Wacker formation                                       --              31.2
Loss on currency hedges related to BOC                      113.2                --
  transaction and preacquisition expenses
Interest expense                                             41.3              40.4
------------------------------------------------------------------------------------------
Consolidated income before taxes and                        $62.0            $189.6
minority interest
==========================================================================================


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)
-------------------------------------------------------------------------------------
                                                         Three Months Ended
                                                            31 December
                                                        1999             1998
-------------------------------------------------------------------------------------
Revenues from external customers
  United States                                        $839.2            $807.9
  United Kingdom                                        121.1             171.0
  Spain                                                  76.8              84.4
  Other Europe                                          140.8             143.9
-------------------------------------------------------------------------------------
  Total Europe                                          338.7             399.3
-------------------------------------------------------------------------------------
  Canada/Latin America                                   58.4              58.0
  Asia                                                   28.0               9.3
  All Other                                                .1                .1
-------------------------------------------------------------------------------------
Total                                                $1,264.4          $1,274.6
-------------------------------------------------------------------------------------


Note: Geographic information is based on country of origin. The other Europe segment operates principally in France, Germany, Netherlands, and Belgium.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Air Products and Chemicals, Inc.
                                   --------------------------------
                                             (Registrant)



Dated: 21 January 2000              By:       /s/ Leo J. Daley
                                       --------------------------------
                                            Leo J. Daley
                                            Vice President - Finance
                                            (Chief Financial Officer)